UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2016

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2016, the Board of Directors (the “Board”) of Broadwind Energy, Inc. (the “Company”), upon the recommendation of its Governance/Nominating Committee, appointed Stephanie K. Kushner to serve as a member of the Board, effective February 23, 2016. Ms. Kushner will not serve on any committees of the Board.

Ms. Kushner has served as the Company’s Interim President and Chief Executive Officer since November 30, 2015, and as the Company’s Chief Financial Officer and Treasurer since August 15, 2009. She has more than 30 years of accounting and finance experience, including serving as Chief Financial Officer for publicly traded global manufacturer Federal Signal Corporation from 2002 to 2008. Ms. Kushner held several global finance leadership positions with FMC Corporation, and began her career with Amoco Corporation. Ms. Kushner holds a bachelor’s degree in economics from Douglass College at Rutgers University and a Master of Business Administration degree from the Wharton School.

As an employee of the Company, Ms. Kushner will not receive any additional compensation for service on the Board. There are no arrangements between Ms. Kushner and any other person pursuant to which she was elected to serve as a director, nor has she had any previous transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On February 25, 2016, the Company issued a press release regarding the matters described above.  The press release is incorporated herein by reference and is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated February 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

February 25, 2016	By:	/s/ Stephanie K. Kushner

Stephanie K. Kushner
Interim President and Chief Executive Officer
and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated February 25, 2016